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                                                                     EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-8 No.333-11877 pertaining to the Employee Stock Purchase Plan of Fidelity Southern Corporation, Form S-3 No. 333-11879 pertaining to the Dividend Reinvestment Plan of Fidelity Southern Corporation and Form S-8 No. 333-57421 pertaining to the Tax Deferred 401(k) Savings Plan of Fidelity Southern Corporation, and in the related prospectuses, of our reports dated March 10, 2006, with respect to the consolidated financial statements of Fidelity Southern Corporation and subsidiaries, Fidelity Southern Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fidelity Southern Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.



                                         /s/ Ernst & Young LLP


Atlanta, Georgia
March 10, 2006